Exhibit 10.1
                         Opinion and Consent of Counsel


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[letter head]

                              SULLIVAN & WORCESTER
                             ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
    IN WASHINGTON, D.C.              (617) 338-2800         IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                               767 THIRD AVENUE
WASHINGTON, D.C. 20036    TELECOPIER NO. 617-338-2880   NEW YORK, NEW YORK 10017
     (202) 775-8190                TWX: 710-321-1976         (212) 486-8200
TELECOPIER NO. 202-293-2275                          TELECOPIER NO. 212-758-2?5?





                                                                   June 30, 1988

Phoenix Multi-Portfolio Fund
101 Munson Street
Greenfield, MA 01301

Gentlemen:

         This opinion is being delivered to you in connection with your Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), under which you are registering an indefinite number of your shares of beneficial interest (the "Shares"), $1 par value per share, pursuant to Rule 24f-2 under the 1940 Act.

         We have made such inquiry of your officers and Trustees and have examined such organizational documents, records and certificates and other documents and such questions of law as we have deemed necessary for the purposes of this opinion.

         In rendering this opinion, we have relied, with your approval, as to all questions of fact material to this opinion, upon certificates of public officials and of your officers and have assumed, with your approval, that the signatures on all documents examined by us are genuine, which matters we have not independently verified.

         Based upon and subject to the foregoing, it is our opinion that the Shares may be legally and validly issued from time to time upon receipt of proper consideration and that the Shares, when so issued, will be fully paid and non-assessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,
                                                     /s/ Sullivan & Worcester
                                                     Sullivan & Worcester